SUBSEQUENT TRANSFER INSTRUMENT NUMBER FOUR

          Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated February 5, 1997, between Superior Bank FSB, as seller (the "Depositor"), and LaSalle National Bank, as Trustee of the AFC Mortgage Loan Asset Backed Certificates, Series 1996-4, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a Division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

          Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

          Section 1. Conveyance of Subsequent Mortgage Loans.

          (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, excepting the Depositor's Yield, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts (including Prepayments, Curtailments and Excess Payments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to
Section 12.12 of the Pooling and Servicing Agreement, to the Custodian each item set forth in Section 2.04 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

          (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

          (c) Additional terms of the sale are set forth on Attachment A hereto.

          Section 2. Representations and Warranties; Conditions Precedent.

          (a) The Depositor hereby affirms the representations and warranties set forth in Section 3.02 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.10(b), and as applicable, Section 2.10(c) or Section 2.10(d), of the Pooling and Servicing Agreement are satisfied as of the date hereof.

          (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

          Section 3. Recordation of Instrument.

          To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 4. Governing Law.

          This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          Section 5. Counterparts.

          This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

          Section 6. Successors and Assigns.

          This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                          SUPERIOR BANK FSB

                                          By:/s/ William Bracken
                                             -------------------------------
                                          Name:   William C. Bracken
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer


                                          AFC MORTGAGE LOAN ASSET
                                          BACKED CERTIFICATES, SERIES 1996-4

                                          By: LASALLE NATIONAL BANK,
                                                  as Trustee

                                          By:/s/ Cynthia Reis
                                             -------------------------------
                                          Name:   Cynthia Reis
                                          Title:   Vice President



Attachments

     A.   Additional terms of the sale.
     B.   Schedule of Subsequent Mortgage Loans.
     C.   Opinions of Depositor's counsel (bankruptcy, corporate).
     D.   Depositor's Officer's certificate.
     E.   Opinion of Trustee's Counsel.

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-4
                 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT
                           NUMBER FOUR FOR SUB-POOL 1
                                  Series 1996-4
                                February 5, 1997

A.

      1.    Subsequent Cut-off Date:                        February 4, 1997
      2.    Pricing Date:
      3.    Subsequent Transfer Date:                       February 5, 1997
      4.    Aggregate Principal Balance of the Subsequent
            Mortgage Loans as of the Subsequent Cut-off Date:     $3,955,699.82
      5.    Purchase Price:                                       100.00%

B.

      As to all the Subsequent Mortgage Loans the subject of this Instrument:

      1.    Shortest original term to maturity:                     120  months
      2.    Longest original term to maturity:                      360  months
      3.    Lowest Mortgage Rate:                                   9.55%
      4.    Greatest Combined Loan-to-Value Ratio:                  90.00%
      5.    Largest Principal Balance                             $525,000.00

      [As to the final transfer of Subsequent Mortgage Loans:]
      6.    Weighted Average Term since Origination:              ____ months
      7.    January 1997 first payment date:                      ____
      8.    WAC of all Mortgage Loans:                            ________%
      9.    WAM of all Mortgage Loans:                            ______ months
      10.   Maximum Weighted average CLTV:                        _____%
      11.   Balloon Loans:                                        _____%
      12.   Largest Principal Balance:                            $__________
      13.   Non-owner occupied Mortgaged Properties:              ____%
      14.   Maximum zip code concentration:                       ____%
      15.   Condominiums:                                         ____%
      16.   Single-family:                                        _____%
      17.   Multifamily and Mixed Use Properties:                 ____%

                                 ADDITION NOTICE


                                          Date:  February 5, 1997
LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996, between Superior Bank FSB, as seller (the "Depositor"), LaSalle National Bank as trustee (the "Trustee") and Lee Servicing Company, a division of the Depositor, as servicer, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-4 Sub-Pool 1

Ladies and Gentlemen:

          Pursuant to Section 2.10 of the above-captioned Pooling and Servicing Agreement, the Depositor has designated the Subsequent Mortgage Loans to be sold to the Trust Fund on February 5, 1997, with an aggregate principal balance of $4,000,000.00*. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

          Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                  Very truly yours,
*Approximate
                                                  SUPERIOR BANK FSB

                                                By:/s/ John Soricelli
                                                   --------------------------
                                                Name:   John A. Soricelli
                                                Title:  Vice President


ACKNOWLEDGED AND AGREED:

LASALLE NATIONAL BANK

By:/s/ Cynthia Reis
   ---------------------
Name:  Cynthia Reis
Title: Vice President
Date:  February 5, 1997

                             OFFICER'S CERTIFICATE

          I, William Bracken hereby certify that I am the duly elected Senior Vice President and Chief Financial Officer of Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"), and further, to the best of my knowledge and after due inquiry, as follows:

          Each condition precedent specified in Section 2.10(b), Section 2.10(c) and Section 2.10(d) for the Subsequent Mortgage Loans of the Pooling and Servicing Agreement, dated as of December 1, 1996, among the Depositor, Lee Servicing Company, a division of Superior Bank FSB, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in Subsequent Transfer Instrument has been satisfied by the Depositor.

          Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name.


Dated: February 5, 1997             By:/s/ William Bracken
                                       -------------------
                                    Name: William C. Bracken
                                    Title: Senior Vice President and
                                           Chief Financial Officer

Alliance Funding Company                                         Page 1  2/5/97
A division of Superior Bank FSB

                                  Sale Schedule
       1996-4 Class 1 - 4th Subsequent Transfer of Fixed Rate Mortgages -
                               Settlement 2/5/97

                                                                                                                              Zip
  Sale ID      Account       Name                       Address                              City                     State  Code
------------------------------------------------------------------------------------------------------------------------------------
   SB53      10266134742  GIANFRANCESCO BRIAN N      11079 SHEFFIELD RD                   SPRINGHILL                   FL    34609
   SB53      10266134862  LOY JAMES W JR             15215 COMUS ROAD                     CLARKSBURG                   MD    20871
   SB53      10266134975  FOLEY EDWARD A             1240 DAHLIA RD                       WARMINSTER                   PA    18974
   SB53      10266135121  MILLER DAVID               4704 N 10TH STREET                   TAMPA                        FL    33603
   SB53      10266135951  HEFFRON MICHAEL            579 EAST 900 NORTH                   WESTVILLE                    IN    46391
   SB53      10266136430  MANDERLE BRUCE L           916 MICHIGAN AVENUE                  NORTH FOND DU LAC            WI    54937
   SB53      10266136527  MEISTER MICHAEL G          427 PORTER STREET, N.E.              WARREN                       OH    44483
   SB53      10266137797  HAWKINS FLORENCE           7817 S CONSTANCE                     CHICAGO                      IL    60649
   SB53      10266138508  GEIGENBERGER ALBERT R      116 AVENUE B                         HOLBROOK                     NY    11741
   SB53      10266138868  SCHUBERT BRETT             1248 S HIATT STREET                  INDIANAPOLIS                 IN    46221
   SB53      10266139237  GORDON SALLY M             4850 W. OLIVER ST.                   INDIANAPOLIS                 IN    46241
   SB53      10266139561  VINBERG PAUL               326 CYPRESS STREET                   MASSAPEQUA PARK              NY    11762
   SB53      10266139905  CHESWORTH PHIL D           728 WEST 1720 NORTH #134             PROVO                        UT    84604
   SB53      10266140129  PIERCE PEGGY               1024 JEAN AVENUE                     AKRON                        OH    44310
   SB53      10266140560  BRETT ROBERT E             1964 NORTH 500 WEST                  CENTERVILLE                  UT    84014
            -----------------------------------------
                   15     Sale Total

                            Principal      Cut-off Date   First                                      Original   Current    Scheduled
                            Balance at       Principal   Payment    Maturity    Rem        Date        LTV      Mortgage    Payment
  Sale ID      Account     Origination        Balance      Date       Date      Term        Due       Ratio       Rate    Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
   SB53      10266134742     41,000.00       40,905.62   11/28/96   10/28/11    176.75    01/28/97     74.8      13.500       532.31
   SB53      10266134862     85,000.00       84,990.92   12/06/96   11/06/16    237.04    02/06/97     79.0      10.400       842.92
   SB53      10266134975     30,000.00       30,000.00   12/18/96   11/18/11    177.44    02/18/97     90.0      11.550       298.23
   SB53      10266135121     12,000.00       12,000.00   12/06/96   11/06/11    177.04    01/06/97     63.9      12.500       147.90
   SB53      10266135951     30,000.00       30,000.00   01/20/97   12/20/11    178.49    02/20/97     29.4      12.000       360.05
   SB53      10266136430     25,100.00       24,811.02   01/24/97   12/24/11    178.62    03/24/97     50.2      12.000       301.24
   SB53      10266136527     34,000.00       34,000.00   01/19/97   12/19/16    238.45    02/19/97     85.0      10.000       328.11
   SB53      10266137797     55,000.00       55,000.00   02/01/97   01/01/12    178.88    02/01/97     45.8      11.500       642.50
   SB53      10266138508     18,488.00       18,488.00   01/09/97   12/09/06    118.13    01/09/97     90.0      11.700       262.05
   SB53      10266138868     30,100.00       30,082.58   12/27/96   11/27/26    357.73    02/27/97     70.0      10.000       264.15
   SB53      10266139237     53,900.00       53,660.82   01/11/97   12/11/11    178.19    02/11/97     70.0      10.750       604.19
   SB53      10266139561     30,000.00       30,000.00   01/09/97   12/09/06    118.13    01/09/97     84.3      12.250       434.76
   SB53      10266139905     66,300.00       66,190.85   02/01/97   01/01/27    358.88    03/01/97     65.0       9.600       562.33
   SB53      10266140129     69,300.00       69,300.00   01/27/97   12/27/26    358.72    02/27/97     90.0      11.500       686.27
   SB53      10266140560     45,100.00       45,030.14   01/24/97   12/24/11    178.62    02/24/97     84.8      13.350       581.05
              ----------------------------------------                         ----------             ------------------------------
                   15       625,288.00      624,459.95                          232.62                 72.4      11.302     6,848.06

Alliance Funding Company                                         Page 2  2/5/97
A division of Superior Bank FSB

                                  Sale Schedule
       1996-4 Class 1 - 4th Subsequent Transfer of Fixed Rate Mortgages -
                               Settlement 2/5/97

                                                                                                                              Zip
  Sale ID      Account       Name                       Address                              City                     State  Code
------------------------------------------------------------------------------------------------------------------------------------
   SBC54     10268000805  BOWERS MARIA               421 JANSEN STREET                    STATEN ISLAND                NY    10312
   SBC54     10268000958  RUBINCHIK HEATHER          1830 NORTHWEST 103 AVENUE            PLANTATION                   FL    33322
   SBC54     10268001129  PASIECZNIK WILLIAM J       489 MOUNTAINVIEW AVENUE              STATEN ISLAND                NY    10314
   SBC54     10268002721  JEHN DONALD W              4540 HEMLOCK CONE WAY                ELLICOTT CITY                MD    21042
   SBC54     10268002755  HAGGERTY MICHAEL P         31 WILDWOOD RD                       WADING RIVER                 NY    11792
   SBC54     10268003126  CANNON DEBORAH R           1519 CHILWORTH AVE                   MIDDLE RIVER                 MD    21220
   SBC54     10268003294  ROBLES GILBERTO            140 BAY 54 ST                        BROOKLYN                     NY    11214
   SBC54     10268003322  POTTER JAMES F             100 GINGERGATE CT                    ALPHARETTA                   GA    30202
   SBC54     10268003423  MELNIKOV ANDRE             25 HIDDEN GLEN LN                    MONSEY                       NY    10952
   SBC54     10268003875  MCKINLEY DOUG              857 CATALPA DR                       FRANKLIN SQUARE              NY    11010
   SBC54     10268004322  SAETRAN AMY                50 WENDY DR                          FARMINGVILLE                 NY    11738
   SBC54     10268005002  WYLES WILLIAM G            8410 DUNBAR AVENUE                   LANDOVER                     MD    20785
   SBC54     10268005137  SAMOT RAYMOND              27 MONTAUK BOULEVARD                 EAST HAMPTON                 NY    11937
   SBC54     10268005408  CUSICK JAMES P             1320 E 98TH STREET                   BROOKLYN                     NY    11236
   SBC54     10268005440  HEINTZ MARY E              935 NORTH BOUNDARY ROAD              ENGLEWOOD                    FL    34223
   SBC54     10268006024  MEMOLA JAMES               126 TIMBER DR                        CALVERTON                    NY    11933
   SBC54     10268006466  LONG CATHERINE M           6421 KANSAS AVE NE                   WASHINGTON                   DC    20012
   SBC54     10268006983  TAIMA DOROTHY M            6808 BROYHILL ST                     MC LEAN                      VA    22101
   SBC54     10268007143  OCHLAN CHRISTOPHER         113 GRISSOM WAY                      HAUPPAUGE                    NY    11788
   SBC54     10268007208  RANSBOTTOM TERRY G         561 KEENE RD                         LARGO                        FL    33771
   SBC54     10268007278  CLARK BERNICE              ROUTE 4, BOX 175                     QUINCY                       FL    32351
   SBC54     10268007294  VILLA DAISY C              72 WINDSOR PL                        BROOKLYN                     NY    11215
   SBC54     10268007344  PAGLEY DOROTHY             510 EAST WINTER AVENUE               NEW CASTLE                   PA    16105
   SBC54     10268007347  DABRUZZO VERONICA SUSAN    618 MORE AVENUE                      CANONSBURG                   PA    15317
   SBC54     10268007666  CRAIG STEVEN               4171 SETON CIR                       PALM HARBOR                  FL    34683
   SBC54     10268007668  LOFGREN ANNA               1532 WEST CUMBERLAND COURT           PALM HARBOR                  FL    34683
   SBC54     10268007862  HAGIS STEVE A              8242 SILVER RUN CT                   PASADENA                     MD    21122
   SBC54     10268007902  HORST CAROL M              101 GINGRICH DRIVE                   LITITZ                       PA    17543
   SBC54     10268007912  COOPER S JAMES             455 OAK POINT RD                     OSPREY                       FL    34229
   SBC54     10268007918  BERNHART SARAH JANE        1221 NORTH 71ST TERRACE              HOLLYWOOD                    FL    33024
   SBC54     10268007962  CHUNG SUNG                 20732 27TH AVE                       FLUSHING                     NY    11360
   SBC54     10268007983  PATTERSON DIANE            98 ORANGE PARK BLVD                  LAKE WALES                   FL    33853
   SBC54     10268008012  TASLEY TAMA                1631 BONITA LN                       SARASOTA                     FL    34239
   SBC54     10268008045  TSAGARIS PATRICIA          1295 HILL DR                         LARGO                        FL    33770
   SBC54     10268008172  LYONS ROBERT               15 3RD AVE                           WESTBURY                     NY    11590
   SBC54     10268008191  DAVID FLO                  1358 CRESTWOOD ST                    JACKSONVILLE                 FL    32208
   SBC54     10268008194  DAVID MELISSA S            415 E 45TH ST                        JACKSONVILLE                 FL    32208
   SBC54     10268008276  BRADFORD SAM J             3405 SE 4TH PL                       CAPE CORAL                   FL    33904
   SBC54     10268008384  MANTILLA GLENDYS           115 SOUTH LAKE AVE                   CLEARWATER                   FL    34615
   SBC54     10268008520  YARBOROUGH BESSIE G        1104 BERRY ST                        GOLDSBORO                    NC    27530
   SBC54     10268008530  FRANCOEUR ROBERT L         3694 WOODRIDGE PL                    PALM HARBOR                  FL    34684
   SBC54     10268008552  MILLS SHERRY               4701 VICTORIA RD                     LAND O LAKES                 FL    34639
   SBC54     10268008580  GABLER EDWARD C            RD 2 ROAD BOX 73B                    LIGONIER                     PA    15658
   SBC54     10268008651  NINE MICHAEL               473 RIDGE ST NW                      WASHINGTON                   DC    20001
            -----------------------------------------
                   44     Sale Total

                            Principal      Cut-off Date   First                                      Original   Current    Scheduled
                            Balance at       Principal   Payment    Maturity    Rem        Date        LTV      Mortgage    Payment
  Sale ID      Account     Origination        Balance      Date       Date      Term        Due       Ratio       Rate    Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
   SBC54     10268000805     57,600.00       57,600.00   12/08/96   11/08/11    177.11    01/08/97     79.9      13.950       680.21
   SBC54     10268000958     48,000.00       47,981.17   11/01/96   10/01/11    175.86    02/01/97     84.4      13.700       557.36
   SBC54     10268001129    100,000.00      100,000.00   12/18/96   11/18/11    177.44    02/18/97     47.8      12.450     1,063.38
   SBC54     10268002721     30,000.00       29,638.81   11/24/96   10/24/06    116.61    02/24/97     90.0      11.550       422.64
   SBC54     10268002755     90,000.00       90,000.00   01/19/97   12/19/11    178.45    01/19/97     90.0      11.050       860.49
   SBC54     10268003126     22,313.00       22,274.32   11/18/96   10/18/11    176.42    01/18/97     80.0      13.500       289.69
   SBC54     10268003294     66,000.00       66,000.00   11/17/96   10/17/11    176.38    01/17/97     84.9      13.350       850.32
   SBC54     10268003322     49,200.00       49,200.00   12/06/96   11/06/11    177.04    02/06/97     80.9      13.750       573.24
   SBC54     10268003423     21,400.00       21,385.22   12/20/96   11/20/16    237.50    02/20/97     89.4      11.950       234.89
   SBC54     10268003875     28,000.00       27,865.13   12/25/96   11/25/11    177.67    02/25/97     80.9      13.750       368.20
   SBC54     10268004322     37,000.00       36,970.68   01/16/97   12/16/11    178.36    02/16/97     29.6       9.550       387.48
   SBC54     10268005002     52,000.00       51,568.13   01/02/97   12/02/06    117.90    03/02/97     87.7      10.990       716.01
   SBC54     10268005137    132,000.00      132,000.00   12/25/96   11/25/11    177.67    01/25/97     77.3      13.100     1,470.51
   SBC54     10268005408     59,400.00       59,263.46   01/11/97   12/11/11    178.19    02/11/97     89.8      11.150       680.74
   SBC54     10268005440     70,450.00       70,299.31   01/16/97   12/16/11    178.36    02/16/97     61.2      10.500       778.75
   SBC54     10268006024     20,100.00       20,088.44   01/19/97   12/19/11    178.45    02/19/97     90.0      11.750       238.01
   SBC54     10268006466     50,000.00       50,000.00   02/01/97   01/01/12    178.88    03/01/97     90.0      11.350       489.43
   SBC54     10268006983     40,000.00       40,000.00   02/01/97   01/01/12    178.88    02/01/97     42.7      10.850       376.40
   SBC54     10268007143    170,000.00      169,876.01   02/01/97   01/01/17    238.88    03/01/97     80.6      10.750     1,725.89
   SBC54     10268007208     30,000.00       29,636.25   01/16/97   12/16/11    178.36    03/16/97     84.9      12.750       374.65
   SBC54     10268007278     36,800.00       36,800.00   01/20/97   12/20/16    238.49    02/20/97     80.0      13.250       437.71
   SBC54     10268007294     30,000.00       29,747.14   01/26/97   12/26/11    178.68    02/26/97     83.9      10.990       340.79
   SBC54     10268007344     17,428.00       17,366.41   01/23/97   12/23/06    118.59    02/23/97     57.1       9.600       226.47
   SBC54     10268007347     93,500.00       93,441.40   01/23/97   12/23/11    178.59    02/23/97     88.2      12.250       979.78
   SBC54     10268007666     21,750.00       21,750.00   02/01/97   01/01/17    238.88    02/01/97     85.3      12.150       241.76
   SBC54     10268007668     48,800.00       48,794.98   01/17/97   12/17/11    178.39    02/17/97     84.7      11.950       500.09
   SBC54     10268007862    123,600.00      123,600.00   01/26/97   12/26/26    358.68    01/26/97     60.0      10.000     1,084.68
   SBC54     10268007902     35,000.00       35,000.00   01/24/97   12/24/11    178.62    01/24/97     89.3      11.350       405.53
   SBC54     10268007912     48,250.00       48,250.00   01/18/97   12/18/16    238.42    02/18/97     89.6      11.550       516.22
   SBC54     10268007918     55,000.00       55,000.00   02/01/97   01/01/27    358.88    02/01/97     74.3      10.850       517.55
   SBC54     10268007962     81,700.00       81,700.00   02/01/97   01/01/12    178.88    02/01/97     84.9      12.500     1,006.97
   SBC54     10268007983     29,500.00       29,500.00   01/24/97   12/24/11    178.62    02/24/97     59.0      14.000       349.54
   SBC54     10268008012     20,000.00       19,922.56   01/18/97   12/18/16    238.42    02/18/97     77.1       9.900       191.68
   SBC54     10268008045     22,300.00       22,300.00   02/01/97   01/01/12    178.88    02/01/97     84.9      12.750       278.49
   SBC54     10268008172     95,000.00       94,428.81   01/26/97   12/26/26    358.68    02/26/97     67.8      12.000       977.18
   SBC54     10268008191     24,500.00       24,500.00   02/01/97   01/01/12    178.88    02/01/97     46.2      11.500       286.21
   SBC54     10268008194     20,000.00       20,000.00   02/01/97   01/01/12    178.88    02/01/97     50.0      11.750       236.83
   SBC54     10268008276     36,250.00       36,250.00   01/23/97   12/23/11    178.59    01/23/97     85.0      12.750       452.70
   SBC54     10268008384     26,660.00       26,660.00   02/01/97   01/01/12    178.88    02/01/97     84.9      12.750       332.94
   SBC54     10268008520     59,500.00       59,500.00   01/26/97   12/26/11    178.68    01/26/97     85.0      10.000       522.15
   SBC54     10268008530     50,000.00       50,000.00   02/01/97   01/01/12    178.88    02/01/97     76.0      10.300       546.52
   SBC54     10268008552     16,400.00       16,347.76   02/01/97   01/01/12    178.88    03/01/97     89.9      11.550       192.10
   SBC54     10268008580     44,000.00       44,000.00   02/01/97   01/01/17    238.88    02/01/97     80.0      12.600       503.01
   SBC54     10268008651    100,000.00      100,000.00   01/26/97   12/26/26    358.68    02/26/97     76.6      12.650     1,078.91
              ----------------------------------------                         ----------             ------------------------------
                   44     2,309,401.00    2,306,505.99                          214.23                 76.5      11.826    25,344.10

Alliance Funding Company                                         Page 3  2/5/97
A division of Superior Bank FSB

                                  Sale Schedule
       1996-4 Class 1 - 4th Subsequent Transfer of Fixed Rate Mortgages -
                               Settlement 2/5/97

                                                                                                                              Zip
  Sale ID      Account       Name                       Address                              City                     State  Code
------------------------------------------------------------------------------------------------------------------------------------
  SBCL12     10266135108  MUIS REALTY CORP           85 MULBERRY STREET                   NEW YORK                     NY    10013
  SBCL12     10266136959  INC ALLEN DRIVE REALTY     17 19 21 22 23 24 26 28 ALLEN        SARATOGA SPRINGS             NY    12170
            -----------------------------------------
                    2     Sale Total
                   61     Total with Superior Bank
                   61     Grand Total

                            Principal      Cut-off Date   First                                      Original   Current    Scheduled
                            Balance at       Principal   Payment    Maturity    Rem        Date        LTV      Mortgage    Payment
  Sale ID      Account     Origination        Balance      Date       Date      Term        Due       Ratio       Rate    Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
  SBCL12     10266135108    525,000.00      525,000.00   02/01/97   01/01/12    178.88    02/01/97     65.8      11.990     5,525.55
  SBCL12     10266136959    500,000.00      499,733.88   02/01/97   01/01/12    178.88    03/01/97     50.0      12.000     5,266.12
              ----------------------------------------                         ----------             ------------------------------
                    2     1,025,000.00    1,024,733.88                          178.88                 58.1      11.995    10,791.67
                   61     3,959,689.00    3,955,699.82                          207.98                 71.1      11.787    42,983.83
                   61     3,959,689.00    3,955,699.82                          207.98                 71.1      11.787    42,983.83